Extension of term for that certain Change in Control and Severance Agreement effective as of [Date][, as amended by the extension dated [Date]]([together,] the “Agreement”)

Dear [Name],

New Relic, Inc. desires to amend the terms of the above-referenced Agreement, which sets forth certain protections you have in the event of your termination of employment with us, in order to extend the effectiveness of the Agreement.

Accordingly, effective as of the date of the last signature hereto, and pursuant to the terms set forth in Section 1 of the Agreement, the Agreement will remain in effect until December 31, 2023.

Please note that, except as set forth above with respect to the effectiveness of the Agreement, this letter does not modify the Agreement you have entered into with us in any way, including that your employment relationship with us is and shall remain at-will.

The validity, interpretation, construction and performance of this letter agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
NEW RELIC, INC.

By:

Name:

Title:

Date:

Acknowledged and Agreed:

[Full Name]

Date: